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                                                                   EXHIBIT 10.10


This document was prepared outside of the Commonwealth of Virginia


                              SPECIAL WARRANTY DEED

         THIS DEED, made and entered into this ____ day of October, 1998 by and between A&A GREENBRIER TECH, INC., a Virginia corporation ("Grantor"), with an address of c/o Cambridge Holdings Limited Partnership, 560 Herndon Parkway, Suite 210, Herndon, Virginia 20170, and AIP/GREENBRIER GP, INC., a Texas corporation ("Grantee"), with an address of 6210 North Beltline Road, Suite 170, Irving, Texas 75063-2656.

                                   WITNESSETH:

         That for and in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor does hereby grant, bargain, sell and convey unto Grantee, in fee simple, with Special Warranty of title, that certain real property located in the City of Chesapeake, Virginia and more particularly described in Exhibit A attached hereto and made a part hereof.

         Together with all improvements located thereon, and all title, right, privilege, alleys, ways, easements, appurtenances and advantages thereunto belonging, or in anywise appertaining thereto.

         Subject only to those matters set forth and identified on Exhibit B attached hereto and made a part hereof.

         AND FURTHER SUBJECT TO (pursuant to Grantee's assumption thereof) that certain secured promissory notes in the original principal amounts of $3,147,000 and $1,253,000, each dated July 29, 1997, executed by Grantor and payable to the order of


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Principal Mutual Life Insurance Company (the "Notes") and secured by a Deed of
Trust, Security Agreement and Assignment of Rents, dated of even date therewith, and recorded on July 30, 1997 in Deed Book 3530, Page 145 in the Clerk's Office of the Circuit Court of the City of Chesapeake, Virginia (the "Deed of Trust") upon which Notes there now remains an aggregate outstanding principal balance of $4,304,140.77.

         To have and to hold the property hereby conveyed to the Grantee, its successors and assigns, in fee simple forever.

         IN TESTIMONY WHEREOF, the said Grantor has, as of the date first written above, caused these presents to be signed, acknowledged and delivered, under seal, by its duly authorized representative as its act and deed.

                                        A&A Greenbrier Tech, Inc., a Virginia
                                        corporation


                                        By:
                                                 ------------------------
                                                 Dr. Louai Alassar
                                                 President




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DISTRICT OF     )
                )     SS:
COLUMBIA        )

         The undersigned, a Notary Public in and for the jurisdiction aforesaid, does hereby certify that Dr. Louai Alassar, the President of A&A Greenbrier Tech, Inc., a Virginia corporation, known to me (or satisfactory proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same on behalf of A&A Greenbrier Tech, Inc., for the purpose therein contained.

         GIVEN under my hand and seal this ____ day of October, 1998.


                                                                         (SEAL)
                                               -------------------------
                                               Notary Public


My commission expires:
                       ----------------




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                                    EXHIBIT A

                               (Legal Description)







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                                    EXHIBIT B

                            (Permitted Encumbrances)